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                              EXHIBIT 23.1(c)


                     CONSENT OF INDEPENDENT GEOLOGIST


          I consent to the use in the Securities and Exchange Commission Form 10-KSB (Amendment No. 1) (the "10-KSBA") for the fiscal year ended December 31, 1997 of Energy Search, Incorporated (the "Company") of my report dated August 31, 1996 on the oil and gas reserves of Energy Search, Incorporated as of December 31, 1996. I also consent to the reference to me as an expert in geology and oil and gas reserve analysis in the 10-KSBA.


WALBE & ASSOCIATES, INC.

By: /S/ KIM A. WALBE
    Kim A. Walbe, President


September 16, 1998
Charleston, WV